Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Merrill Lynch Preferred Funding III, L.P. for the fiscal year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter D. Taube, Chief Accounting Officer and Controller of Merrill Lynch & Co., Inc., the General Partner of the registrant, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ PETER D. TAUBE
Name:	Peter D. Taube*
Title:	Chief Accounting Officer and Controller
Merrill Lynch & Co., Inc.
General Partner of Merrill Lynch Preferred Funding III, L.P.
Dated: March 21, 2012

*	Peter D. Taube functions as the equivalent of the principal executive officer and principal financial officer of the registrant for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.